UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 8, 2006 (June 5, 2006)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

Chesapeake Energy Corporation issued a press release on June 5, 2006 announcing that we have entered into an agreement to acquire from Four Sevens Oil Co. Ltd. and its partner, Sinclair Oil Corporation, proved and unproved reserves, natural gas production and leasehold for $932 million. The text of that press release is attached hereto as Exhibit 99.1.

We have also updated our Outlook, attached to the press release as Schedule “A”, as of June 5, 2006 to reflect recent changes in our heding positions; production, to increase certain costs and capital expenditures as a result of the acquisitions announced; and to adjust our share count to reflect our tender offers to convert our 4.125% preferred stock and 5.00% preferred stock to common stock, recent repurchases of common stock and an expected preferred equity offering in the near future. In conjunction with the filing of this Current Report on Form 8-K, we have also updated the Outlook on our website at www.chkenergy.com.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Document Description

99.1	Press release of June 5, 2006 announcing Barnett Shale acquisitions

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ AUBREY K. MCCLENDON
Aubrey K. McClendon Chairman of the Board and Chief Executive Officer

Date:	June 8, 2006

EXHIBIT INDEX
Exhibit No.	Document Description

99.1	Press release of June 5, 2006 announcing Barnett Shale acquisitions

4